Exhibit 99.1

Mativ Announces Completion of Sale of Engineered Papers Business

ALPHARETTA, Ga.— (BUSINESS WIRE) — Mativ Holdings, Inc. (NYSE: MATV) announced today that it has completed the sale of its Engineered Papers business to Evergreen Hill Enterprise, Pte. Ltd.

Julie Schertell, CEO of Mativ, commented, “We are very pleased with the completion of the sale of Engineered Papers. They have a great team and strategy in place for a successful future. For Mativ, this is an important part of unlocking our strategy to become a leading manufacturer of specialty materials. As we head into 2024, over 80% of our revenue will be from our Advanced Technical Materials segment, where we have strong positions in large, growing, profitable markets.”

The net impact of the transaction on Mativ’s debt is expected to be a reduction of more than $600 million, which equates to approximately 35% of Mativ’s outstanding debt balance as of the end of the third quarter, and is subject to customary post-closing adjustments. This debt reduction is expected to be effective early December 2023.

“This transaction fully aligns with our commitment to continued debt reduction and operational focus in attractive markets that accelerate our growth and expand our margins,” stated Schertell. “It marks a key milestone in the transformation of Mativ and aligns with our strategy to focus our efforts, accelerate growth, and drive value for our shareholders.”

About Mativ

Mativ Holdings, Inc. is a global leader in specialty materials headquartered in Alpharetta, Georgia. The company makes material impacts on the world every day through a wide range of critical components and engineered solutions that solve our customers’ most complex challenges. We manufacture on three continents and generate sales in nearly 100 countries through our family of business-to-business and consumer product brands. The company’s two operating segments, Advanced Technical Materials and Fiber-Based Solutions, target premium applications across diversified and growing end-markets, from filtration to healthcare to sustainable packaging and more. Our broad portfolio of technologies combines polymers, fibers, and resins to optimize the performance of our customers’ products across multiple stages of the value chain. Our leading positions are a testament to our best-in-class global manufacturing, supply chain, and materials science capabilities. We drive innovation and enhance performance, finding potential in the impossible.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) that are subject to the safe harbor created by that Act and other legal protections. Forward-looking statements include, without limitation, those regarding Mativ’s anticipated paydown of its outstanding debt.

These forward-looking statements are prospective in nature and not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which Mativ will operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. No assurance can be given that such expectations will prove to have been correct and persons reading this press release are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this press release. These statements are not guarantees of future performance and involve certain risks and uncertainties, and assumptions that may cause actual results to differ materially from our expectations as of the date of this release. Mativ undertakes no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise. Also see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Mativ’s most recent annual report on Form 10-K for the year ended December 31, 2022 and any material updates to these factors contained in any of Mativ’s future filings with the U.S. Securities and Exchange Commission.

Contacts

Investors

Chris Kuepper, IRC

Director, Investor Relations

+1-770-569-4229

investors@mativ.com

Media:

Brendan Streich

VP, Global Communications

media@mativ.com

Source: Mativ Holdings, Inc.